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                                                                    Exhibit 10-h

                               NORDSON CORPORATION
                   EXCESS DEFINED CONTRIBUTION RETIREMENT PLAN


         Nordson Corporation hereby establishes, effective November 1, 1985, the Nordson Corporation Excess Defined Contribution Retirement Plan ("Plan") to supplement the retirement benefits of certain salaried employees, designated by the Compensation Committee of the Board of Directors or its designee, as eligible to participate in the Plan in accordance with the terms hereof, as permitted by Section 3(36) of the Employee Retirement Income Security Act of 1974 ("ERISA"); and whereas, it is desired to restate the Plan as of November 1, 1987.


                                    ARTICLE I
                                    ---------
                                   DEFINITIONS
                                   -----------

                           1.1  DEFINITIONS.  The following words and phrases
shall have the meanings indicated, unless a different meaning is plainly required by the context:
                           (a) The term "Company" shall mean Nordson
Corporation, an Ohio corporation, its corporate successors and the surviving corporation resulting from any merger of Nordson Corporation with any other corporation or corporations.

                           (b) The term "Employee" shall mean any person
employed by the Company on a salaried basis who is designated by the Compensation Committee of the Board of Directors or its designee to participate in the Plan and who has not waived participation in the Plan.

                           (c) The term "Plan" shall mean the excess defined
contribution retirement Plan as set forth herein, together with all amendments hereto, which Plan shall be called the "Nordson Corporation Excess Defined Contribution Retirement Plan."

                           (d) The term "Savings Trust Plan" shall mean the
Nordson Employees' Savings Trust Plan in effect on the date of an employee's retirement, death or other termination of employment.

                           (e) The term "Code" shall mean the Internal
Revenue Code of 1986, as amended from time to time. Reference to

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a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

                           1.2  ADDITIONAL DEFINITIONS.  All other words and
phrases used herein shall have the meanings given them in the Employees' Savings Trust Plan, unless a different meaning is clearly required by the context.


                                   ARTICLE II
                                   ----------
                            EXCESS RETIREMENT BENEFIT
                            -------------------------

                           2.1  ELIGIBILITY. An Employee who is a Participant in
the Employees' Savings Trust Plan and whose benefits thereunder have been limited by Section 415 or 402(g)(1) of the Code, including limitations on tax-deferred and employer-matching contributions, shall be eligible for an excess retirement benefit determined by Section 2.2. In the event that the Tax Deferred Contributions of an eligible Employee under the Employees' Savings Trust Plan are limited by the provisions of Section 415 or 402(g)(1) of the Code, such eligible Employee may elect to defer payment of that portion of his compensation that otherwise could have been made as Tax Deferred Contributions but for these limitations. The deferred payment election shall be made in writing by the eligible Employee and delivered to the Company prior to the beginning of a Plan Year. The election shall be irrevocable until the first day of the next Plan Year.

                           2.2  AMOUNT. The excess retirement benefit payable to
an eligible Employee or his beneficiary shall be an amount equal to the sum of:

                           (i) the amount, if any, of the limited contributions an eligible Employee elected to defer in Section 2.1, except that if such limited contributions would be further restricted under the Employees' Savings Trust Plan for a Plan Year to comply with Section 40l(k) of the Code with respect to the deferral of compensation by highly


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                           compensated employees, the amount determined
                           hereunder shall be similarly limited, plus (ii) an amount that, when added to the vested interest of such Employee in Employer Matching Contributions under the Employees' Savings Trust Plan, equals the value his vested interest in Employer Matching Contributions would have been on the date distribution commences under the Employees' Savings Trust Plan if the limitations of Section 415 or 402(g)(1) of the Code had not been in effect.

In determining the value under the Employees' Savings Trust Plan that his Tax Deferred Contributions and his vested interest in Employer Matching Contributions would have equaled if the limitations of Section 415 or 402(g)(1) of the Code had not been in effect as described in (i) and (ii) above, it shall be assumed that:
                           (a)  his Tax Deferred Contributions and his
                           Employer Matching Contributions were deposited on the dates such contributions would have otherwise been made to the Employees' Savings Trust Plan and held in the guaranteed income contract maintained as part of the Guaranteed Fund that holds the largest amount of assets from the Employees' Savings Trust Plan for such year; and

                           (b) the interest actually paid with respect to such guaranteed income contract under the Guaranteed Fund was paid with respect to the contributions that would otherwise have been made under the Plan; and

                           (c) such interest was reinvested in the Guaranteed Fund on the date and in the same manner as actual interest under the Guaranteed Fund.

                           2.3  PAYMENTS. All payments under the Plan to an
eligible Employee or his beneficiary shall be made by the Company from its general assets. The payment of the excess retirement

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benefits hereunder shall be made at such time and in either a lump sum or equal monthly installments over a two (2) year period as determined by and in the sole discretion of the Compensation Committee of the Board of Directors.

                           2.4  WITHDRAWALS.  An Employee, upon demonstration
of hardship to and approval by the Compensation Committee of the Board of Directors, may withdraw from a Plan an amount not to exceed the lesser of $5,000.00 or fifty (50%) percent of the Employee's benefit in the Plan. An Employee shall be limited to one withdrawal in any one Plan Year as such is defined in the Employees' Savings Trust Plan.

                                   ARTICLE III
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                                 ADMINISTRATION
                                 --------------

                  The Company shall be responsible for the general administration of the Plan, for carrying out its provisions, and for making any required excess benefit payments. The Company shall have any powers necessary to administer and carry out the Plan. Actions taken and decisions made by the Company shall be final and binding upon all interested parties. In accordance with the provisions of Section 503 of ERISA, the Company shall provide a procedure for handling claims for benefits under the Plan. The procedure shall be in accordance with regulations issued by the Secretary of Labor and provide adequate written notice within a reasonable period of time with respect to a claim denial. The procedure shall also provide for a reasonable opportunity for a full and fair review by the Company of any claim denial. The Company shall be the "administrator" for purposes of ERISA.

                                   ARTICLE IV
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                            AMENDMENT AND TERMINATION
                            -------------------------

                  The Company reserves the right to amend or terminate the Plan at any time by action of its Board of Directors. No such action shall however adversely affect any Employee or his beneficiary who is receiving excess retirement benefits under the Plan, unless an equivalent benefit is provided under another Plan or program sponsored by the Company.


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                                    ARTICLE V
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                                  MISCELLANEOUS
                                  -------------

                           5.1  NON-ALIENATION OF RETIREMENT RIGHTS OR BENEFITS.
An Employee or beneficiary is not permitted to assign, transfer, alienate or otherwise encumber the right to receive payments under the Plan. Any attempt to do so or to permit the payments to be subject to garnishment, attachment or levy of any kind will permit the Company to make payments directly to and for the benefit of the Employee, his beneficiary or any other person. Each such payment may be made without the intervention of a guardian. The receipt of the payee shall constitute a complete acquittance to the Company with respect to the payment. The Company shall have no responsibility for the proper application of any payment.

                           5.2  INCAPACITY. The Company shall be permitted to
make payments in the same manner as provided for in Section 5.1 if in the judgment of the Company, and Employee or his beneficiary is incapable of attending to his financial affairs.

                           5.3  PLAN NON-CONTRACTUAL. This Plan shall not be
construed as a commitment or agreement on the part of any person employed by the Company to continue his employment with the Company, nor shall it be construed as a commitment on the part of the Company to continue the employment or the annual rate of compensation of any such person for any period. All Employees shall remain subject to discharge to the same extent as if the Plan had never been established.

                           5.4  INTEREST OF EMPLOYEE. The obligation of the
Company under the Plan to provide an Employee or his beneficiary with an excess retirement benefit merely constitutes the unsecured promise of the Company to make payments as provided herein. No person shall have any interest in, or a lien or prior claim upon, any property of the Company.

                           5.5  CONTROLLING STATUS. No Employee or beneficiary
shall be eligible for a benefit under the Plan unless such Employee is an Employee on the date of his retirement, death, or other termination of employment.

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                           5.6  CLAIMS OF OTHER PERSONS.  The provisions of
the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right as against the Company, its officers, employees, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.
                           5.7  NO COMPETITION.  The right of any Employee or
his beneficiary to an excess retirement benefit will be terminated, or, if payment thereof has begun, all further payments will be discontinued and forfeited in the event the Employee or his beneficiary at any time subsequent to the effective date hereof:

                           (i) wrongfully discloses any secret process or trade secret of the Company or any of its subsidiaries, or

                           (ii) becomes involved directly or indirectly as an officer, trustee, employee, consultant, partner, or substantial shareholder, on his own account or in any other capacity, in a business venture that within the two-year period following his retirement or termination of employment, the Company's Board of Directors determines to be competitive with the Company.

                           5.8  SEVERABILITY.  The invalidity or
unenforceability of any particular provision of the Plan shall not effect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

                           5.9  GOVERNING LAW.  The provisions of the Plan
shall be governed and construed in accordance with the laws of the State of Ohio.
                           EXECUTED this _______ day of ___________ , 198_.

                                      NORDSON CORPORATION



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